Exhibit 99.1

Contact:	Thomas S. Elley
205-582-1200

FIRST US BANCSHARES, INC.

REPORTS THIRD QUARTER 2019 RESULTS

────────

Reports Earnings Improvement and $33 Million in Loan Growth for Quarter

BIRMINGHAM, AL (October 28, 2019) – First US Bancshares, Inc. (Nasdaq: FUSB) (the “Company”), the parent company of First US Bank (the “Bank”), today reported third quarter 2019 net income of $1.1 million, compared to $0.2 million for the third quarter of 2018. Diluted net income per share was $0.16 in the third quarter of 2019, compared to $0.15 in the second quarter of 2019 and $0.03 in the third quarter of 2018.

Net loans for the Company increased by $33.0 million, or 25.6% on an annualized basis, during the third quarter of 2019. This growth included $30.8 million attributable to the Bank’s commercial lending efforts, along with $2.2 million in growth at the Bank’s wholly-owned subsidiary, Acceptance Loan Company (“ALC”). ALC’s growth was most pronounced in its indirect sales portfolio, which has been an area of focus for management over the past several years.

For the nine months ended September 30, 2019, the Company’s net income totaled $3.4 million, or $0.49 per diluted share, compared to $1.0 million, or $0.15 per diluted share, for the nine months ended September 30, 2018. Net loans as of September 30, 2019 totaled $544.5 million, compared to $514.9 million as of December 31, 2018, an increase of $29.6 million, or 7.7% on an annualized basis.

“We have experienced continued momentum in our lending efforts as the year has progressed,” stated James F. House, President and CEO of the Company. “Despite the additional loan loss provisioning that resulted from the substantial increase in loan volume during the quarter, we are pleased to report earnings improvement,” continued Mr. House.

The improvement in earnings for the three- and nine-month periods ended September 30, 2019 compared to the corresponding periods of 2018 resulted primarily from additional earning assets and efficiencies of scale obtained through the previously-announced acquisition of The Peoples Bank (“TPB”). TPB was acquired by the Company and merged with the Bank on August 31, 2018.

Other Highlights

Balance Sheet Efficiency and Consistent Margin – During the third quarter of 2019, management continued efforts to improve balance sheet efficiency by funding a portion of loan growth from the maturity or sale of investment securities, thereby shifting the mix of earning assets to a larger concentration of loans relative to other lower-earning assets. As a result of these efforts, coupled with reductions in higher-priced wholesale deposit funding sources, the Company maintained a relatively consistent net interest margin level in the third quarter of 2019. Net interest margin was 5.23% for the third quarter of 2019, compared to 5.21% for the second quarter of 2019 and 5.25% for the third quarter of 2018. For the nine months ended September 30, 2019, net interest margin was 5.20%, compared to 5.27% for the nine months ended September 30, 2018.

Stabilized Asset Quality – The Company experienced stabilized asset quality during the third quarter of 2019 compared to the previous quarter. Non-performing assets, including loans in non-accrual status and other real estate owned (OREO), were $2.7 million as of both September 30, 2019 and June 30, 2019, compared to $5.3 million as of September 30, 2018. As a percentage of total assets, non-performing assets totaled 0.35% as of both September 30, 2019 and June 30, 2019, compared to 0.66% as of September 30, 2018.

Growth in Net Interest Income – Net interest income increased by $0.1 million, or 1.2%, in the third quarter of 2019 compared to the second quarter of 2019.  Compared to the third quarter of 2018, net interest income increased by $1.0 million, or 12.2%, in the third quarter of 2019.

First US Bancshares, Inc. Reports Third Quarter 2019 Results	Page 2
October 28, 2019

Provision for Loan and Lease Losses – The provision for loan and lease losses was $0.9 million during the third quarter of 2019, compared to $0.7 million during the second quarter of 2019 and $0.8 million during the third quarter of 2018. The increased provisioning in the third quarter compared to the second quarter of 2019 was due primarily to increased loan growth at the Bank, offset in part by reductions in provisioning at ALC.  For the nine months ended September 30, 2019, the Company’s loan loss provision totaled $2.0 million, compared to $2.1 million for the nine months ended September 30, 2018.

Non-interest Income – Non-interest income totaled $1.4 million during the third quarter of 2019, compared to $1.3 million during the second quarter of 2019 and $2.1 million during the third quarter of 2018.  For the nine months ended September 30, 2019, non-interest income totaled $4.0 million, compared to $4.4 million for the nine months ended September 30, 2018. The decrease comparing both the third quarter of 2019 to the third quarter of 2018, as well as the nine months ended September 30, 2019 to the nine months ended September 30, 2018, was mostly attributable to nonrecurring gains on the settlement of derivative contracts of $1.0 million in the third quarter of 2018. The decrease was partially offset by lease income in both the third quarter and nine months ended September 30, 2019 associated with the lease-up of previously unused office space at the Company’s headquarters location in Birmingham, Alabama. Lease-up of the space occurred at the end of the fourth quarter of 2018.

Non-interest Expense – Non-interest expense totaled $8.5 million during both the third quarter and second quarter of 2019, compared to $9.1 million during the third quarter of 2018. The decrease comparing the 2019 quarters to the 2018 third quarter was attributable primarily to nonrecurring acquisition expenses of $1.5 million that were recorded in 2018 associated with the acquisition of TPB. This expense decrease was partially offset by an increase in salaries and benefits, occupancy and other expenses associated with the addition of employees, facilities and other services in connection with the acquisition of TPB. For the nine months ended September 30, 2019, non-interest expense totaled $25.5 million, compared to $23.9 million for the nine months ended September 30, 2018.  The majority of the 2019 increase was due to a full nine-month period of operations following the acquisition of TPB as of September 30, 2019, compared to only one month as of September 30, 2018.

Provision for Income Taxes – The Company recorded $0.2 million in income tax expense for the third quarter of 2019, compared to $0.3 million in both the second quarter of 2019 and third quarter of 2018.  For the nine months ended September 30, 2019, the Company’s effective tax rate was 20.5%, compared to 29.8% for the nine months ended September 30, 2018. The reduction in the Company’s effective tax rate comparing 2019 to 2018 resulted primarily from certain non-deductible expenses associated with the acquisition of TPB in 2018 that were not incurred in 2019.

Cash Dividend – The Company declared a cash dividend of $0.02 per share on its common stock in the third quarter of 2019. This amount is consistent with the Company’s quarterly dividend declarations in the first and second quarters of 2019 and each quarter of 2018.

Regulatory Capital – During the third quarter of 2019, the Bank continued to maintain capital ratios at higher levels than the ratios required to be considered a “well-capitalized” institution under applicable banking regulations. As of September 30, 2019, the Bank’s common equity Tier 1 capital and Tier 1 risk-based capital ratios were each 12.67%. Its total capital ratio was 13.63%, and its Tier 1 leverage ratio was 9.55%.

About First US Bancshares, Inc.

First US Bancshares, Inc. is a bank holding company that operates banking offices in Alabama, Tennessee and Virginia through First US Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.firstusbank.com. More information about the Company and the Bank may be obtained at www.firstusbank.com. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

First US Bancshares, Inc. Reports Third Quarter 2019 Results	Page 3
October 28, 2019

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the SEC, and forward-looking statements contained in this press release or in other public statements of the Company or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to the sufficiency of the allowance for loan and lease losses, loan demand, cash flows, growth and earnings potential and expansion, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy generally and in the Bank’s and ALC’s service areas, market conditions and investment returns, the availability of quality loans in the Bank’s and ALC’s service areas, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. With respect to statements relating to the Company’s acquisition of TPB, these factors include, but are not limited to, difficulties, delays and unanticipated costs in integrating the organizations’ businesses or realized expected cost savings and other benefits; business disruptions as a result of the integration of the organizations, including possible loss of customers; diversion of management time to address acquisition-related issues; and changes in asset quality and credit risk as a result of the acquisition. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

First US Bancshares, Inc. Reports Third Quarter 2019 Results	Page 4
October 28, 2019

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – LINKED QUARTERS

(Dollars in Thousands, Except Per Share Data)

	Quarter Ended					Nine Months Ended
	2019			2018		2019	2018
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	(Unaudited)					(Unaudited)
Results of Operations:
Interest income	$11,027	$10,923	$10,813	$11,177	$9,452	$32,763	$25,961
Interest expense	1,680	1,690	1,640	1,533	1,124	5,010	2,817
Net interest income	9,347	9,233	9,173	9,644	8,328	27,753	23,144
Provision for loan and lease losses	883	715	400	473	789	1,998	2,149
Net interest income after provision for loan and lease losses	8,464	8,518	8,773	9,171	7,539	25,755	20,995
Non-interest income	1,414	1,291	1,265	1,158	2,112	3,970	4,384
Non-interest expense	8,546	8,504	8,453	8,382	9,142	25,503	23,935
Income before income taxes	1,332	1,305	1,585	1,947	509	4,222	1,444
Provision for income taxes	214	300	351	470	269	865	431
Net income	$1,118	$1,005	$1,234	$1,477	$240	$3,357	$1,013
Per Share Data:
Basic net income per share	$0.17	$0.16	$0.19	$0.23	$0.04	$0.52	$0.17
Diluted net income per share	$0.16	$0.15	$0.18	$0.22	$0.03	$0.49	$0.15
Dividends declared	$0.02	$0.02	$0.02	$0.02	$0.02	$0.06	$0.06
Key Measures (Period End):
Total assets	$771,930	$777,171	$795,334	$791,939	$802,595
Tangible assets (1)	762,996	768,115	786,150	782,627	793,038
Loans, net of allowance for loan losses	544,519	511,515	502,760	514,867	519,822
Allowance for loan and lease losses	5,585	5,087	4,924	5,055	5,116
Investment securities, net	114,309	136,649	148,025	153,949	159,496
Total deposits	677,640	682,806	703,361	704,725	715,761
Short-term borrowings	221	73	—	527	192
Total shareholders’ equity	83,790	83,748	81,573	79,437	77,470
Tangible common equity (1)	74,856	74,692	72,389	70,125	67,913
Book value per common share	13.47	13.28	12.94	12.61	12.30
Tangible book value per common share (1)	12.03	11.84	11.48	11.13	10.79
Key Ratios:
Return on average assets (annualized)	0.57%	0.51%	0.63%	0.74%	0.14%	0.57%	0.21%
Return on average common equity (annualized)	5.28%	4.89%	6.21%	7.49%	1.25%	5.45%	1.79%
Return on average tangible common equity (annualized) (1)	5.92%	5.50%	7.01%	8.52%	1.30%	6.13%	1.81%
Net interest margin	5.23%	5.21%	5.17%	5.27%	5.25%	5.20%	5.27%
Efficiency ratio (2)	79.4%	80.8%	81.0%	77.6%	87.6%	80.4%	86.9%
Net loans to deposits	80.4%	74.9%	71.5%	73.1%	72.6%
Net loans to assets	70.5%	65.8%	63.2%	65.0%	64.8%
Tangible common equity to tangible assets (1)	9.81%	9.72%	9.21%	8.96%	8.56%
Tier 1 leverage ratio (3)	9.55%	9.43%	9.22%	8.96%	8.78%
Allowance for loan losses as % of loans	1.02%	0.98%	0.97%	0.97%	0.97%
Nonperforming assets as % of total assets	0.35%	0.35%	0.39%	0.54%	0.66%

(1) Refer to Non-GAAP reconciliation of tangible balances and measures beginning on page 10
(2) Efficiency ratio = non-interest expense / (net interest income + non-interest income)
(3) First US Bank Tier 1 leverage ratio

First US Bancshares, Inc. Reports Third Quarter 2019 Results	Page 5
October 28, 2019

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

NET INTEREST MARGIN

THREE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(Dollars in Thousands)

(Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest	Annualized Yield/ Rate %	Average Balance	Interest	Annualized Yield/ Rate %
ASSETS
Interest-earning assets:
Loans – Bank	$430,307	$5,634	5.19%	$315,278	$3,859	4.86%
Loans – ALC	107,987	4,480	16.46%	104,447	4,536	17.23%
Taxable investment securities	125,730	648	2.04%	161,560	814	2.00%
Tax-exempt investment securities	1,981	14	2.80%	2,217	16	2.86%
Federal funds sold	14,442	85	2.34%	15,102	79	2.08%
Interest-bearing deposits in banks	28,858	166	2.28%	30,236	148	1.94%
Total interest-earning assets	709,305	11,027	6.17%	628,840	9,452	5.96%
Non-interest-earning assets:
Other assets	72,414			61,923
Total	$781,719			$690,763

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Demand deposits	$165,877	$217	0.52%	$156,142	$181	0.46%
Savings deposits	157,822	389	0.98%	134,673	277	0.82%
Time deposits	241,433	1,016	1.67%	217,288	662	1.21%
Borrowings	10,166	58	2.26%	5,888	4	0.27%
Total interest-bearing liabilities	575,298	1,680	1.16%	513,991	1,124	0.87%
Non-interest-bearing liabilities:
Demand deposits	111,845			92,841
Other liabilities	10,585			7,628
Shareholders’ equity	83,991			76,303
Total	$781,719			$690,763

Net interest income		$9,347			$8,328
Net interest margin			5.23%			5.25%

First US Bancshares, Inc. Reports Third Quarter 2019 Results	Page 6
October 28, 2019

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

NET INTEREST MARGIN

NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(Dollars in Thousands)

(Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest	Annualized Yield/ Rate %	Average Balance	Interest	Annualized Yield/ Rate %
ASSETS
Interest-earning assets:
Loans – Bank	$417,018	$16,374	5.25%	$277,839	$9,590	4.61%
Loans – ALC	104,286	13,246	16.98%	99,222	13,225	17.82%
Taxable investment securities	138,646	2,201	2.12%	170,671	2,548	2.00%
Tax-exempt investment securities	2,125	43	2.71%	4,426	116	3.50%
Federal funds sold	12,246	227	2.48%	9,838	144	1.96%
Interest-bearing deposits in banks	38,890	672	2.31%	25,074	338	1.80%
Total interest-earning assets	713,211	32,763	6.14%	587,070	25,961	5.91%
Non-interest-earning assets:
Other assets	71,834			59,550
Total	$785,045			$646,620

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Demand deposits	$168,284	$639	0.51%	$160,094	$520	0.43%
Savings deposits	163,981	1,309	1.07%	107,444	488	0.61%
Time deposits	246,961	3,004	1.63%	192,750	1,611	1.12%
Borrowings	3,574	58	2.17%	16,895	198	1.57%
Total interest-bearing liabilities	582,800	5,010	1.15%	477,183	2,817	0.79%
Non-interest-bearing liabilities:
Demand deposits	110,291			86,490
Other liabilities	9,633			7,088
Shareholders’ equity	82,321			75,859
Total	$785,045			$646,620

Net interest income		$27,753			$23,144
Net interest margin			5.20%			5.27%

First US Bancshares, Inc. Reports Third Quarter 2019 Results	Page 7
October 28, 2019

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Per Share Data)

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Cash and due from banks	$12,358	$9,796
Interest-bearing deposits in banks	23,077	39,803
Total cash and cash equivalents	35,435	49,599
Federal funds sold	10,080	8,354
Investment securities available-for-sale, at fair value	96,550	132,487
Investment securities held-to-maturity, at amortized cost	17,759	21,462
Federal Home Loan Bank stock, at cost	713	703
Loans and leases, net of allowance for loan and lease losses of $5,585 and $5,055, respectively	544,519	514,867
Premises and equipment, net	29,319	27,643
Cash surrender value of bank-owned life insurance	15,469	15,237
Accrued interest receivable	2,348	2,816
Goodwill and core deposit intangible, net	8,934	9,312
Other real estate owned	1,248	1,505
Other assets	9,556	7,954
Total assets	$771,930	$791,939

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$677,640	$704,725
Accrued interest expense	548	424
Other liabilities	9,731	6,826
Short-term borrowings	221	527
Total liabilities	688,140	712,502

Shareholders’ equity:
Common stock, par value $0.01 per share, 10,000,000 shares authorized; 7,568,053 and 7,562,264 shares issued, respectively; 6,222,230 and 6,298,062 shares outstanding, respectively	75	75
Surplus	13,730	13,496
Accumulated other comprehensive loss, net of tax	(573)	(2,377)
Retained earnings	91,731	88,668
Less treasury stock: 1,345,823 and 1,264,202 shares at cost, respectively	(21,173)	(20,414)
Noncontrolling interest	—	(11)
Total shareholders’ equity	83,790	79,437

Total liabilities and shareholders’ equity	$771,930	$791,939

First US Bancshares, Inc. Reports Third Quarter 2019 Results	Page 8
October 28, 2019

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Interest income:
Interest and fees on loans	$10,114	$8,395	$29,620	$22,815
Interest on investment securities	913	1,057	3,143	3,146
Total interest income	11,027	9,452	32,763	25,961

Interest expense:
Interest on deposits	1,622	1,120	4,952	2,619
Interest on borrowings	58	4	58	198
Total interest expense	1,680	1,124	5,010	2,817

Net interest income	9,347	8,328	27,753	23,144

Provision for loan and lease losses	883	789	1,998	2,149

Net interest income after provision for loan and lease losses	8,464	7,539	25,755	20,995

Non-interest income:
Service and other charges on deposit accounts	472	489	1,375	1,400
Credit insurance income	175	198	426	516
Net gain on sales and prepayments of investment securities	45	—	67	105
Net gain on settlement of derivative contracts	—	981	—	981
Mortgage fees from secondary market	91	128	380	389
Other income, net	631	316	1,722	993
Total non-interest income	1,414	2,112	3,970	4,384

Non-interest expense:
Salaries and employee benefits	5,089	4,643	15,272	13,743
Net occupancy and equipment	1,055	983	3,190	2,745
Computer services	421	328	1,105	937
Fees for professional services	316	242	879	781
Acquisition expenses	—	1,492	—	1,492
Other expense	1,665	1,454	5,057	4,237
Total non-interest expense	8,546	9,142	25,503	23,935

Income before income taxes	1,332	509	4,222	1,444
Provision for income taxes	214	269	865	431
Net income	$1,118	$240	$3,357	$1,013
Basic net income per share	$0.17	$0.04	$0.52	$0.17
Diluted net income per share	$0.16	$0.03	$0.49	$0.15
Dividends per share	$0.02	$0.02	$0.06	$0.06

First US Bancshares, Inc. Reports Third Quarter 2019 Results	Page 9
October 28, 2019

Non-GAAP Financial Measures

In addition to the financial results presented in this press release that have been prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s management believes that certain non-GAAP financial measures and ratios are beneficial to the reader. These non-GAAP measures have been provided to enhance overall understanding of the Company’s current financial performance and position. Management believes that these presentations provide meaningful comparisons of financial performance and position in various periods and can be used as a supplement to the GAAP-based measures presented in this press release. The non-GAAP financial results presented should not be considered a substitute for the GAAP-based results. Management believes that both GAAP measures of the Company’s financial performance and the respective non-GAAP measures should be considered together.

The non-GAAP measures and ratios that have been provided in this press release include measures of operating income, tangible assets and equity, and certain ratios that include tangible assets and equity. Discussion of these measures and ratios is included below, along with reconciliations of each relevant non-GAAP measure to GAAP-based measures included in the financial statements previously presented in the press release.

Operating Income

In addition to GAAP-based measures of net income, management periodically reviews certain non-GAAP measures of pre-tax income that factor out the impact of discrete income or expense items that, although not infrequent or nonrecurring, tend to fluctuate significantly from quarter to quarter or are based on events that are not necessarily indicative of the Company’s core operating earnings as a financial institution. An example includes the provision for loan and lease losses which, although a core part of the Company’s operating activities, may fluctuate significantly based on the level of loan growth in a quarter, changes in economic factors or other events during the quarter. Examples of items that are not necessarily considered by management to be core to the Company’s operating earnings include accretion and amortization of discounts, premiums and intangible assets associated with purchase accounting. In its own analysis, management has defined operating income as a non-GAAP financial measure that adjusts net income for the following items:

•	Provision for (benefit from) income taxes
•	Accretion of discount on purchased loans
•	Accretion of premium on purchased time deposits
•	Gains (losses) on sales and prepayments of investment securities
•	Gains (losses) on settlements of derivative contracts
•	Gains (losses) on sales of foreclosed real estate
•	Provision for loan and lease losses
•	Amortization of core deposit intangible asset
•	Acquisition expenses

A reconciliation of the Company’s net income to its operating income for each of the most recent five quarters as of September 30, 2019 is set forth below. A limitation of the non-GAAP calculation of operating income presented below is that the adjustments to the comparable GAAP measure (net income) include gains, losses or expenses that the Company does not expect to continue to recognize at a consistent level in the future; however, the adjustments of these items should not be construed as an inference that these gains, losses or expenses are unusual, infrequent or nonrecurring.

First US Bancshares, Inc. Reports Third Quarter 2019 Results	Page 10
October 28, 2019

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

OPERATING INCOME – LINKED QUARTERS

(Non-U.S. GAAP Unaudited Reconciliation)

	Quarter Ended
	2019			2018
	September 30,	June 30,	March 31,	December 31,	September 30,
	(Dollars in Thousands)
Net income	$1,118	$1,005	$1,234	$1,477	$240
Add back:
Provision for income taxes	214	300	351	470	269
Income before income taxes	1,332	1,305	1,585	1,947	509
Add back (subtract) adjustments to net interest income:
Accretion of discount on purchased loans	(180)	(172)	(234)	(249)	(77)
Accretion of premium on purchased time deposits	(21)	(35)	(64)	(129)	(59)
Net adjustments to net interest income	(201)	(207)	(298)	(378)	(136)
Add back (subtract) non-interest adjustments:
Net gain on sales and prepayments of investment securities	(45)	(9)	(13)	(13)	—
Net gain on settlement of derivative contracts	—	—	—	—	(981)
Net loss (gain) on sales of foreclosed real estate	19	(3)	30	65	(79)
Provision for loan and lease losses	883	715	400	473	789
Amortization of core deposit intangible	122	128	128	128	43
Acquisition expenses	—	—	—	149	1,492
Net non-interest adjustments	979	831	545	802	1,264
Operating income	$2,110	$1,929	$1,832	$2,371	$1,637

Tangible Balances and Measures

In addition to capital ratios defined by GAAP and banking regulators, the Company utilizes various tangible common equity measures when evaluating capital utilization and adequacy. These measures, which are presented in the financial tables in this press release, may also include calculations of tangible assets. As defined by the Company, tangible common equity represents shareholders’ equity less goodwill and identifiable intangible assets, while tangible assets represent total assets less goodwill and identifiable intangible assets.

Management believes that the measures of tangible equity are important because they reflect the level of capital available to withstand unexpected market conditions. In addition, presentation of these measures allows readers to compare certain aspects of the Company’s capitalization to other organizations. In management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets that typically result from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these measures, management believes that there are no comparable GAAP financial measures to the tangible common equity ratios that the Company utilizes. Despite the importance of these measures to the Company, there are no standardized definitions for the measures, and, therefore, the Company’s calculations may not be comparable with those of other organizations. In addition, there may be limits to the usefulness of these measures to investors. Accordingly, management encourages readers to consider the Company’s consolidated financial statements in their entirety and not to rely on any single financial measure. The table below reconciles the Company’s calculations of these measures to amounts reported in accordance with GAAP.

First US Bancshares, Inc. Reports Third Quarter 2019 Results	Page 11
October 28, 2019

		Quarter Ended					Nine Months Ended
		2019			2018		2019	2018
		September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
		(Dollars in Thousands, Except Per Share Data)
		(Unaudited Reconciliation)
TANGIBLE BALANCES
Total assets		$771,930	$777,171	$795,334	$791,939	$802,595
Less: Goodwill		7,435	7,435	7,435	7,435	7,552
Less: Core deposit intangible		1,499	1,621	1,749	1,877	2,005
Tangible assets	(a)	$762,996	$768,115	$786,150	$782,627	$793,038

Total shareholders’ equity		$83,790	$83,748	$81,573	$79,437	$77,470
Less: Goodwill		7,435	7,435	7,435	7,435	7,552
Less: Core deposit intangible		1,499	1,621	1,749	1,877	2,005
Tangible common equity	(b)	$74,856	$74,692	$72,389	$70,125	$67,913

Average shareholders’ equity		$83,991	$82,335	$80,600	$78,275	$76,303	$82,321	$75,858
Less: Average goodwill		7,435	7,435	7,435	7,551	2,517	7,435	839
Less: Average core deposit intangible		1,556	1,683	1,818	1,960	676	1,685	225
Average tangible shareholders’ equity	(c)	$75,000	$73,217	$71,347	$68,764	$73,110	$73,201	$74,794

Net income	(d)	$1,118	$1,005	$1,234	$1,477	$240	$3,357	$1,013
Common shares outstanding (in thousands)	(e)	6,222	6,306	6,304	6,298	6,297

TANGIBLE MEASURES
Tangible book value per common share	(b)/(e)	$12.03	$11.84	$11.48	$11.13	$10.79

Tangible common equity to tangible assets	(b)/(a)	9.81%	9.72%	9.21%	8.96%	8.56%

Return on average tangible common equity (annualized)	(1)	5.92%	5.50%	7.01%	8.52%	1.30%	6.13%	1.81%

(1)	Calculation of Return on average tangible common equity (annualized) = ((net income (d) / number of days in period) * number of days in year) / average tangible shareholders’ equity (c)